                                                                    Exhibit 9(b)

                               November 12, 1996




First Providian Life and Health
  Insurance Company
20 Moores Road
Frazer, Pennsylvania 19355

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Pre-Effective Amendment No. 2 to the Registration Statement (File No. 33-94204) filed on the date hereof by First Providian Life and Health Insurance Company and First Providian Life and Health Insurance Company Separate Account C with the Securities and Exchange Commission under the Securities act of 1933.

                                       Very truly yours,

                                       JORDEN BURT BERENSON
                                       & JOHNSON LLP


                                       By: /s/ Michael Berenson
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